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                                                               Exhibit 99(b)(j)

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our reports dated July 23, 1999, accompanying the June 30, 1999 financial statements of First Mutual Fund, Trainer, Wortham Total Return Bond Fund, and Trainer, Wortham California Intermediate Tax-Free Fund (each a series of shares of beneficial interest of Trainer Wortham First Mutual Funds) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A. We also consent to the reference to our firm under the caption "Financial Statements" in the Prospectus.





                                             BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
October 28, 1999